UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2010

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On April 20, 2010, Kilroy Realty Corporation (the “Company”) completed an underwritten public offering of 9,200,000 shares of its common stock, par value $0.01 per share. The shares were issued and sold by the Company at a price to the public of $34.00 per share pursuant to an underwriting agreement dated as of April 15, 2010, by and among the Company, Kilroy Realty, L.P., the Company’s operating partnership, and the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities Inc. acted as representatives of the several underwriters named in the underwriting agreement. The shares sold in the offering included 1,200,000 shares issued and sold pursuant to the exercise in full of the underwriters’ overallotment option under the underwriting agreement. The underwriting agreement is filed herewith as Exhibit 1.1. The opinion of Ballard Spahr LLP with respect to the validity of the shares in the offering is filed herewith as Exhibit 5.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

1.1	Underwriting Agreement dated April 15, 2010

5.1	Opinion of Ballard Spahr LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

Date: April 20, 2010

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated April 15, 2010

5.1	Opinion of Ballard Spahr LLP

4